SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


                              MAY 25, 2001
                              ------------
                            (Date of Report)


                              ENTROPIN, INC
                              -------------
    (Exact name of small business issuer as specified in its charter)


         COLORADO               33-23693              84-1090424
----------------------------  ------------        -------------------
(State or other jurisdiction   (Commission           (IRS Employer
     of incorporation         File Number)        Identification No.)
       organization)


                   45926 OASIS STREET, INDIO, CA 92201
                   -----------------------------------
                (Address of principal executive offices)


                             (760) 775-8333
                             --------------
                       (Issuer's telephone number)

                                   N/A
                                   ---
  (Former name, former address and former fiscal year, if changed since last report)

ITEM 5.  OTHER EVENTS.
---------------------

     Entropin, Inc. ("Entropin") issued the following press release on May 24, 2001:

                              NEWS RELEASE
                              ------------
            ENTROPIN REPORTS FIRST QUARTER FINANCIAL RESULTS

                  NASDAQ REMOVES "E" FROM STOCK SYMBOL

INDIO, CALIF. (MAY 24, 2001) - Entropin, Inc. (NASDAQ: ETOP; ETOPW), a pharmaceutical research and development company, today reported financial results for the three months ended March 31, 2001.

HIGHLIGHTS OF THE FIRST QUARTER AND SUBSEQUENT WEEKS INCLUDE:

*    $11.4 million in cash and cash equivalents as of March 31, 2001

* Cash used in operating activities of approximately $575,000 for first quarter 2001

* Results of Phase IIIA study analyzed and subsequent Phase II/III study planned following a meeting with Food and Drug Administration (FDA) representatives

* No safety issues found with Esterom(R) in Phase IIIA study, adding to cumulative safety data required by the FDA

*    New clinical team assembled for upcoming Phase II/III study

* Randall L. Carpenter, expert in clinical development, joins the Entropin Board of Directors

* Award of the commercial clinical packaging contract for Esterom(R) to Automatic Liquid Packaging, a subsidiary of Cardinal Health

"Recently, we have made excellent progress in analyzing data gathered under our Phase IIIA study with Esterom(R) and in establishing the near-term clinical timetable for developing this important therapeutic," said Thomas
G. Tachovsky, Ph.D., president and chief executive officer. "Under the close supervision of Entropin senior management and our Blue Ribbon panel of experts, during the third quarter of 2001 we look forward to initiating a Phase II/III study with Esterom(R) in treating impaired range of motion associated with acute painful shoulder and acute lower back sprain."

The Company recently engaged Deloitte & Touche LLC as its independent auditors, succeeding the regional accounting firm previously utilized. Patricia G. Kriss, Entropin's chief financial

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
officer, commented, "The appointment of Deloitte & Touche, a Big 5 accounting firm with extensive public audit experience, is critical at this stage in the Company's growth. The delay in filing our Form 10-KSB allowed time to review the valuation methodology previously used to record compensation expense associated with stock options, which were granted in exchange for services. The adjustments being evaluated were non-cash accounting charges that had no impact on on-going operations and did not effect the Company's cash position."

Ms. Kriss noted that pursuant to the filing of Entropin's annual report on Form 10-KSB with the Securities and Exchange Commission ("SEC") on May 15, 2001, the Company is now current with all SEC filing requirements and the NASDAQ has removed the "E" previously appended to the Company's stock ticker symbols.

FIRST QUARTER 2001 FINANCIAL RESULTS

The Company's net cash used in operating activities was approximately $575,000 during the first quarter of 2001, compared with $646,000 for the same period in 2000. The cash used in operations was primarily related to general operating expenses and expansion of research and development activities. As of March 31, 2001, the Company had approximately $11.4 million in cash, cash equivalents and short-term investments.

The net loss for the first quarter of 2001 was $543,000, or $0.06 per basic and diluted share on approximately 9.7 million weighted common shares outstanding. In comparison, the net loss for the first quarter of 2000 was $1.3 million, or $0.17 per share on approximately 7.6 million weighted average common shares outstanding.

Research and development ("R&D") expenses for the first quarter of 2001 were $309,000, compared with $394,000 for the first quarter of 2000. The decrease of approximately $85,000 resulted primarily from a decrease in non-cash charges associated with compensation expense related to stock options previously granted for services. R&D expenses, exclusive of these non-cash charges, were relatively unchanged for the three months ended March 31, 2001, compared with the same period in 2000.

General and administrative ("G&A") expenses were $391,000 for the three months ended March 31, 2001, compared with $933,000 for the three months ended March 31, 2000. The decrease of approximately $542,000 resulted primarily from a decrease in non-cash charges associated with compensation expense related to stock options previously granted for services. G&A expenses, exclusive of these non-cash charges, were $306,000 for the three months ended March 31, 2001, compared with $346,000 for the same period in 2000.

Net interest income was approximately $180,000 for the three months ended March 31, 2001, compared with approximately $44,000 for the same period in 2000. The increase resulted from larger cash, cash equivalent and short-term investment balances during 2001, reflecting the investment of proceeds from the Company's secondary public offering completed in May 2000.

The Company expects to incur total monthly expenses of approximately $400,000-$450,000 until the completion of the Esterom(R) Phase II/III clinical study.

FINAL YEAR-END 2000 FINANCIAL RESULTS

The Company previously reported preliminary results for the year-ended December 31, 2000.

The final audited results shown in the following financial tables, include a net loss from operations during 2000 of $5.2 million, or $0.57 basic and diluted net loss per common share, with approximately 9.1 million weighted average common shares outstanding. This compares with the restated net loss for the year ended December 31, 1999 of $6.7 million, or $1.00 basic and diluted net loss per common share with approximately 6.7 million weighted average common shares outstanding. The final results for 2000 and the restated results for 1999, reflect the recalculation of non-cash compensation expense associated with stock options previously granted in exchange for services.

Entropin, Inc. is a pharmaceutical research and development company, initially focused on the development of Esterom(R), a novel topical therapeutic for back and shoulder pain resulting from injury to soft tissue. The Company recently completed a Phase III clinical study with Esterom(R) in patients with impaired shoulder function, and plans to initiate a subsequent Phase II/III clinical study in the third quarter of 2001.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT REFLECT ENTROPIN'S CURRENT VIEWS WITH RESPECT TO FUTURE

EVENTS AND FINANCIAL PERFORMANCE. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS, UNCERTAINTIES, AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY SUCH FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (1) THE ABILITY TO SUCCESSFULLY COMPLETE DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS, INCLUDING THE COST, SCOPE AND RESULTS OF PRECLINICAL AND CLINICAL TESTING;
(2) THE ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND FURTHER DEVELOPMENT, INCLUDING PRE-CLINICAL AND CLINICAL STUDIES; (3) THE TIME, COST AND UNCERTAINTY OF OBTAINING REGULATORY APPROVALS; (4) THE ABILITY TO OBTAIN SUBSTANTIAL ADDITIONAL FUNDING; (5) THE ABILITY TO DEVELOP AND COMMERCIALIZE PRODUCTS BEFORE COMPETITORS; AND (6) OTHER FACTORS DETAILED FROM TIME TO TIME IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                  ###

                      -- Financial Tables Follow -

                             ENTROPIN, INC.
                      (A development-stage company)
                        CONDENSED BALANCE SHEETS

                                                       March 31, 2001      December 31, 2000
                                                         (Unaudited)           (Audited)
                    ASSETS                             --------------      -----------------
CURRENT ASSETS
   Cash and cash equivalents                             $  6,759,076        $  6,018,187
   Short-term investments                                   4,499,516           5,821,069
   Other current assets                                       258,195             231,639
                                                         ------------        ------------
        Total current assets                               11,516,787          12,070,895

OTHER ASSETS                                                  333,453             335,096
                                                         ------------        ------------

TOTAL ASSETS                                             $ 11,850,240        $ 12,405,991
                                                         ============        ============

       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES                                      $    111,690        $    271,035
LONG-TERM LIABILITIES AND REDEEMABLE
PREFERRED STOCK                                             4,106,392           4,130,105

STOCKHOLDERS' EQUITY (DEFICIT)

   Common Stock                                                 9,706               9,688
   Additional paid-in capital                              28,465,477          28,241,664
   Deficit accumulated during the development stage       (20,678,877)        (20,159,065)
   Unearned Stock Compensation                               (164,148)            (87,436)
                                                         ------------        ------------
        Total stockholders' equity (deficit)                7,632,158           8,004,851
                                                         ------------        ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 11,850,240        $ 12,405,991
                                                         ============        ============

                             ENTROPIN, INC.
                      (A development-stage company)
                   CONDENSED STATEMENTS OF OPERATIONS

                                           For the three months ended
                                                   March 31,                  For the year ended
                                           2001                  2000          December 31, 2000
                                           ----                  ----          -----------------
                                                  (Unaudited)                      (Audited)
                                       ---------------------------------       ----------------

EXPENSES
   Research and development            $    309,025         $    394,033         $  3,102,424
   General and administrative               390,854              933,063            2,691,669
                                       ------------         ------------         ------------

        Total expenses                     (699,879)          (1,327,096)          (5,794,093)

OTHER INCOME (EXPENSE)                 $    180,067         $     44,411         $    688,938

NET INCOME (LOSS)                          (519,812)          (1,282,685)          (5,105,155)

ACCRUED DIVIDEND - SERIES B PFD STOCK       (23,188)             (28,813)            (120,772)
                                       ------------         ------------         ------------
NET INCOME (LOSS) APPLICABLE TO
COMMON STOCKHOLDERS                    $   (543,000)        $ (1,311,498)        $ (5,225,927)
                                       ============         ============         ============

Basic and diluted net income (loss)
 per common share                      $       (.06)        $       (.17)        $       (.57)
                                       ============         ============         ============

Shares used in computing basic and
  diluted net income (loss)
  per common share                        9,711,000            7,646,000            9,134,000
                                       ============         ============         ============


                               SIGNATURES
                               ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: May 25, 2001                 ENTROPIN, INC.



                                   By  /s/ Thomas G. Tachovsky
                                      ------------------------------------
                                      Thomas G. Tachovsky
                                      President and Chief Executive Officer